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                                                                      Exhibit 23
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                  Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference of our report on the 1998 combined consolidated financial statements of Saba Medical Management Co., Inc., Saba Medical Group, L.P., Heyer-Schulte NeuroCare, L.P., Heyer-Schulte NeuroCare, Inc., Camino Neurocare, Inc. included in this Form 8-K/A, into Integra LifeSciences Holdings Corporation's Registration Statement File No. 333-58235 and No. 333-06577.




/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
June 11, 1999





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